Exhibit 99.1

News Release

For Immediate Release April 9, 2012	Contact:	Stacy Frole	(419) 627-2227

CEDAR FAIR TO NOMINATE THREE NEW INDEPENDENT DIRECTORS TO ITS BOARD
SANDUSKY, OHIO, April 9, 2012 - Cedar Fair Entertainment Company (NYSE: FUN), today announced that the Board of Directors will nominate three new independent Board members for election at the 2012 Annual Meeting of Unitholders to be held on June 27, 2012. If elected, the three Board nominees would replace C. Thomas Harvie (69), Michael Kwiatkowski (64) and Steven Tishman (55) who will not stand for re-election.
The new nominees, Daniel J. Hanrahan (53), Lauri M. Shanahan (49) and Debra Smithart-Oglesby (56) were selected through a comprehensive, national search process under the direction of Independent Director Eric Affeldt, chairman of the Governance and Nominating Committee. As was announced on February 16, 2012, the Company engaged Spencer Stuart, one of the world's leading executive search firms to identify and help evaluate potential candidates.
“We were extremely pleased with the number of highly qualified candidates who were interested in serving on our Board. From this strong list of candidates we were able to identify three excellent nominees who we believe are highly additive to our independent Board in terms of experience, skill sets and leadership styles,” Affeldt said. “We appreciated the time commitment all candidates made to meet in-person with our five-member selection committee. This Board-succession process allowed us to identify highly qualified candidates to help lead Cedar Fair as we pursue our FUNforward growth strategy.”
Hanrahan brings more than 30 years of experience, including a variety of sales and marketing, general manager, president and chief executive officer roles across the consumer packaged goods, retail and travel & hospitality sectors. Currently, he serves as the president and CEO of Celebrity Cruises, a division of Royal Caribbean Cruises (NYSE: RCL). He was promoted to president in 2005 and to CEO in 2007 after his highly successful management of the sales and marketing division for Royal

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870-5259 419-627-2233

Cedar Fair to Nominate Three New Independent Directors to Its Board
April 9, 2012
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Caribbean. Prior to joining Royal Caribbean, Hanrahan served in executive-level positions with Polaroid Corporation and Reebok International Ltd. He also currently serves on the executive committee of the Florida Caribbean Cruise Association (FCCA). In 2004, he was named one of the “Top 25 Extraordinary Minds in Hospitality Sales and Marketing” by Hospitality and Sales Marketing Association International.
Shanahan is a seasoned retail executive with more than 20 years of senior-level experience across global, multi-channel, multi-brand enterprises and other specialty retail, including The Gap, Inc. She joined The Gap in 1992 and served in numerous leadership roles including chief administrative officer, chief legal officer and corporate secretary during her 16-year career with the company. She currently serves on the Board of Directors of Deckers Outdoor Corporation, a footwear, accessories and apparel lifestyle company with a portfolio of premium brands and more than $1.3B in revenues, and Charlotte Russe Holding, Inc., a growing specialty retailer of fashionable, value-priced apparel and accessories with over 500 stores. In addition, Shanahan is a principal with Maroon Peak Advisors, which provides a broad range of advisory services in the retail and consumer products sector.
Smithart-Oglesby is a former certified public accountant with more than 30 years of financial and corporate leadership experience in the food service and retail industries. Since 2006, she has served as the chair of the Board of Directors of Denny's Corporation, a full-service, family-style restaurant chain with approximately 1,680 eateries throughout the United States and nine countries. She joined the Denny's Board in 2003 and was the company's interim chief executive officer in 2010-2011. Since 2000, she has been the president of O&S Partners, an investment capital and consulting services firm that invests in and consults early-stage and transitioning hospitality and retail companies. Prior to joining O&S, Smithart-Oglesby helped to launch Dekor, Inc., a start-up company in the home improvement and decorating retail segment, as its chief financial officer. From 1997 to 1999, she was the president, corporate services and chief financial officer of First America Automotive, Inc., a new and used car retailer sold to Sonic Automotive. Prior to that, she spent 13 years as the executive vice president and chief financial officer for Brinker International, one of the world's leading casual dining restaurant companies. She held the position of chief financial officer and served on the Brinker Board from 1991 to 1997.

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870-5259 419-627-2233

Cedar Fair to Nominate Three New Independent Directors to Its Board
April 9, 2012
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“Dan, Lauri and Debra have outstanding leadership skills and extensive experience across a wide spectrum of consumer-facing industries. Their unique insight and perspective will be invaluable to the
Board's ability to support Cedar Fair's future strategic growth and business objectives and unitholder value creation momentum,” Affeldt said. “In addition to their business acumen, these are three exceptional individuals with strong character and ethics. We are excited to add them to our Board.”
Affeldt added, “On behalf of the Board and the management team, I would also like to thank Tom, Michael and Steven for their years of dedicated service to our fellow Cedar Fair unitholders. They have been valuable members of our Board and have helped put Cedar Fair in a very strong position for future growth and prosperity.”
According to Affeldt, following the election, the newly constituted nine-member Board - which includes seven independent directors - will determine the appropriate succession for the non-executive chairman position in the wake of Harvie's retirement from the Board.

About Cedar Fair
Cedar Fair is a publicly traded partnership headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, six outdoor water parks, one indoor water park and five hotels. Its parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, and Toronto, Ontario. Cedar Fair also operates the Gilroy Gardens Family Theme Park in California under a management contract. Cedar Fair's flagship park, Cedar Point, has been consistently voted the “Best Amusement Park in the World” in a prestigious annual poll conducted by Amusement Today newspaper.
Additional Information
This may be deemed to be solicitation material in respect of the Company's Annual Meeting of Unitholders currently scheduled for June 27, 2012. In addition, the Company will file with, or furnish to, the Securities and Exchange Commission (the “SEC”) all relevant materials, including a definitive proxy statement on Schedule 14A (when available). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC, INCLUDING WHEN AVAILABLE, THE COMPANY'S DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A, BECAUSE THEY WILL

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870-5259 419-627-2233

Cedar Fair to Nominate Three New Independent Directors to Its Board
April 9, 2012
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CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The definitive proxy statement on Schedule 14A (when available) will be mailed to unitholders of the Company. Investors and security holders will be able to obtain a copy of the definitive proxy statement (when available) and other documents filed by the Company free of charge from the SEC's website, www.sec.gov. The Company's unitholders will also be able to obtain, without charge, a copy of the definitive proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company's website, www.cedarfair.com or by contacting Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 206-5879.
The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the Annual Meeting of Unitholders. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement.
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This news release and prior releases are available online at www.cedarfair.com.

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870-5259 419-627-2233